Exhibit 5.1

11 December 2014                    Our Ref: ML/jee/O0758-101478

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9005
Cayman Islands
Dear Sirs
HOME LOAN SERVICING SOLUTIONS, LTD.
We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the Registration Statement (as defined in Schedule 1) filed pursuant to the United States of America Securities Act of 1933, as amended (the “Securities Act”), in connection with the offer of 2,000,000 Ordinary Shares of the Company (the "Shares"), pursuant to the Home Loan Servicing Solutions, Ltd. 2013 Equity Incentive Plan, as amended (the "Plan").
For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.
We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.
Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.
The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The Company has full corporate power and authority to execute and deliver the Registration Statement and to perform its obligations under the Registration Statement.

3.
The Shares to be offered by the Company, as contemplated by the Registration Statement, have been duly authorised by all necessary corporate action of the Company and, upon the issue of the Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Shares have been issued credited as fully paid), delivery and payment therefore by the holder in accordance with the Memorandum and Articles of Association (as defined in Schedule 1), and in the manner contemplated by the Registration Statement, the Shares will be validly created, issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

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The foregoing opinions are given based on the following assumptions.

1.
The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents. Any Document executed as a deed was executed as a single physical document (whether in counterpart or not) in full and final form.

2.	The Memorandum and Articles of Association (as defined in Schedule 1) reviewed by us are the memorandum and articles of association of the Company in force at the date hereof.

3.
That the copies of the Company Records (as defined in Schedule 1) of the Company provided to us by the Registered Office are true and correct in all respects and reflect all matters required by law and the Memorandum and Articles of Association to be recorded therein.

4.	The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.

5.
That the Company will receive consideration in money or money’s worth for each Share when issued at the agreed issue price as per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Share.

6.	The Shares will be issued credited as fully paid.

7.
The Resolutions were duly adopted at duly convened meetings of the Board of Directors or the members of the Company and such meetings were held and conducted in accordance with the Articles of Association of the Company.

8.	The Resolutions of the directors of the Company and of the members of the Company each remain in full force and effect and have not been rescinded or amended.

9.
The Registration Statement will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

10.	The Company has sufficient authorised and unissued shares to enable it to issue the Shares.

11.	No resolutions voluntarily to wind up the Company have been adopted by its members.

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12.	The Board of Directors of the Company considers the allotment and issue of the Shares pursuant to and in accordance with the terms of the Plan to be in the best interests of the Company.

13.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.
Our opinion as to good standing of the Company is based solely upon receipt of the Certificate of Good Standing issued by the Registrar of Companies in respect of the Company.  The Company shall be deemed to be in good standing under section 200A of the Companies Law of the Cayman Islands (as amended) (the "Companies Law") if all fees and penalties under the Companies Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Law.
Section 125 of the Companies Law provides, inter alia, that every transfer of shares or alteration in the status of members of a company made after the commencement of such company's voluntary winding up shall be void, unless in the case of a transfer of shares only, such transfer is made to or with the sanction of the liquidator. The Companies Law does not make any provision for the sanction by a liquidator of any alteration in the status of the members of the company in such circumstances.
Section 99 of the Companies Law provides, inter alia, that when a winding up order has been made, any transfer of shares or alteration in the status of a company's members made after the commencement of such company's winding up is, unless the Cayman Islands court otherwise orders, be void.
We have not been supplied with a copy of the register of members of the Company for the purposes of this opinion.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.
This opinion shall be construed in accordance with the laws of the Cayman Islands.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.
Yours faithfully

/s/ WALKERS

WALKERS

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SCHEDULE 1
LIST OF DOCUMENTS EXAMINED

1.
The Certificate of Incorporation dated 1 December 2010, the Amended and Restated Memorandum and Articles of Association as adopted on January 27, 2012 (the "Memorandum and Articles of Association"), Register of Directors, Register of Officers and Register of Mortgages and Charges, copies of which have been provided to us by its registered office in the Cayman Islands (together the "Company Records").

2.	A Certificate of Good Standing dated 11 December 2014 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

3.
Copies of the executed minutes of meetings of the Board of Directors of the Company dated December 5, 2013 and minutes of annual general meeting of the Company dated May 13, 2014 (together, the "Resolutions").

4.	Copies of the following documents (the “Documents”):

(a)	the registration statement on Form S-8 dated December 4, 2014 filed by the Company with the United States Securities Exchange Commission pursuant to the Securities Act (the "Registration Statement");

(b)	the Plan; and

(c)	such other documents as we have deemed necessary to render the opinions set forth herein.

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